COWEN ANNOUNCES RECORD FINANCIAL RESULTS FOR FULL YEAR 2020

•Reports Record 4Q20 US GAAP Net Income of $90.5 million, or $2.98 per diluted share
•Economic Operating Income in 4Q20 of $138.7 million, or $4.58 per diluted share (Non-GAAP)
•Record FY20 US GAAP Net Income attributable to Cowen Inc. stockholders of $209.6 million and record FY20 Economic Operating income of $335.9 million (Non-GAAP)
•Record quarter and year for Investment Banking and Brokerage
•Maintained quarterly cash dividend of $0.08 per common share

NEW YORK - February 11, 2021 - Cowen Inc. (NASDAQ: COWN) (“Cowen” or “the Company”) today announced its operating results for the fourth quarter and full year ended December 31, 2020.

Jeffrey M. Solomon, Chair and Chief Executive Officer of Cowen, said, "I am proud of the dedication and hard work the Cowen team exhibited to achieve the strongest results in the firm's history. Because 2020 was a year of tremendous challenge, uncertainty and hardship for many, I am equally proud of our efforts to help our clients, our communities, and each other. We are grateful every day to be in a position to help our clients help others by solving their problems and enabling them to realize their visions. We are thankful that they put their trust in us. As we look ahead to 2021, we strive to live by our core values of vision, empathy, sustainability and tenacious teamwork."

Fourth Quarter 2020 Financial Summary

	US GAAP			Economic Operating Income (Non-GAAP)
	Three Months Ended December 31,			Three Months Ended December 31,
($ in millions, except per share information)	2020	2019	Δ %	2020	2019	Δ %

Revenue/Economic Proceeds (Non-GAAP)	$502.9	$281.1	79%	$512.7	$248.3	106%
Net income (loss) attributable to common stockholders/Economic Operating Income (Non-GAAP)	$90.5	$3.5	2,486%	$138.7	$16.3	751%
Earnings (loss) per common share (diluted)	$2.98	$0.11	2,609%	$4.58	$0.53	764%

Note: Throughout this press release the Company presents non-GAAP financial measures that are not prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP"). A reconciliation of these non-GAAP measures appears under the section, "Reconciliation of US GAAP (Unaudited) to Non-GAAP Measures."

Fourth Quarter and Full Year 2020 Operating Financial Highlights

•Record Investment Banking performance:
–Record quarter and year for overall revenues, capital markets issuance and advisory and M&A revenues
–Broad strength across products. Biotech, tools & diagnostics and sustainability all key earnings drivers
–Record M&A proceeds driven by several high-fee engagements. Deal pipeline now at record high level

•Record Brokerage performance with continuing share gains:
–Markets Economic Proceeds (Non-GAAP) of $657.3 million ($2.60 million/trading day) in FY20, with a 4Q20 record high of $188.3 million ($2.94 million/day) (Non-GAAP).1
–Strong growth in electronic trading, non-US execution, prime services, outsourced trading, securities finance, and special situations

•Strong momentum in investment management:
–Management fees at highest annual level since 2016, four investment strategies grew AUM year-over-year

•Invested capital:
–Full-year 2020 investment income economic proceeds (Non-GAAP) of $29.2 million from gains in balance sheet investments including Cowen Healthcare Investments and the Merchant Banking portfolio, including the sale of the Company's common shares of Nikola Corporation.
–As of December 31, 2020, the Company had invested capital in Op Co totaling $722.8 million, down from $784.2 million as of September 30, 2020.
–As of December 31, 2020, the Company had invested capital in Asset Co totaling $131.0 million, an increase of $2.3 million from the invested capital invested as of September 30, 2020.
–The largest Asset Co investments were the investment in Italian wireless broadband provider Linkem S.p.A ($82.7 million), private equity funds Formation8/Eclipse ($39.2 million) and other private investments ($9.1 million).
•Assets under Management
–As of December 31, 2020, the Company had assets under management of $12.5 billion, up $0.7 billion from September 30, 2020 and an increase of $1.1 billion from December 31, 2019, respectively.

Capital Optimization Update
As of December 31, 2020, Cowen had book value of $32.34 per common share and tangible book value per common share of $25.95, up from book value of $30.48 and tangible book value of $24.32 at September 30, 2020, and up from book value of $24.77 and tangible book value of $18.72 at December 31, 2019.
In the fourth quarter of 2020, the Company repurchased $3.9 million of its common stock, or 165,040 shares, at an average price of $23.46 under the Company's existing share repurchase program. Outside the share repurchase program, in the fourth quarter of 2020 the Company acquired approximately $8.9 million of stock as a result of net share settlements relating to the vesting of equity awards, or 361,082 shares, at an average price of $24.51.
For full-year 2020, the Company repurchased 3,139,751 shares for $47.3 million, or an average price of $15.07 under the Company's existing share repurchase program. Outside the share repurchase program, in 2020 the Company acquired approximately $15.1 million of shares as a result of net share settlements relating to the vesting of equity awards, or 866,784 shares at an average price of $17.48.
Maintained Quarterly Cash Dividend
The Company maintained its quarterly cash dividend payable on its common stock. On February 10, 2021, the Board of Directors declared a cash dividend of $0.08 per common share. The dividend will be payable on March 15, 2021, to stockholders of record on March 1, 2021.
1 Markets Economic Proceeds is comprised of Brokerage Economic Proceeds (Non-GAAP) of $652.6 million as well as $3.1 million of management fees for Prime Services and $1.7 million of miscellaneous fees presented in Management Fees Economic Proceeds (Non-GAAP) and Other Economic Proceeds (Non-GAAP) respectively.

Select Balance Sheet Data

(Amounts in millions, except per share information)
	December 31, 2020	December 31, 2019
Cowen Inc. stockholders' equity	$969.5	$809.9
Common equity (CE)	$868.2	$708.5
Tangible common equity (TCE)	$696.7	$535.6

Book value per share (CE/CSO)	$32.34	$24.77
Tangible book value per share (TCE/CSO)	$25.95	$18.72

Common shares outstanding (CSO)	26.8	28.6

Note: Common Equity (CE) is calculated as Cowen Inc, stockholders’ equity less our preferred stock issuance.
Tangible common equity (TCE) is calculated as common equity (CE) less goodwill and net intangible assets.

Cowen Inc.
US GAAP Preliminary Unaudited Condensed Consolidated Statements of Operations
(Dollar and share amounts in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2020	2019	2020	2019
Revenue
Investment banking	$266,135	$102,922	$769,486	$375,025
Brokerage	147,479	99,907	572,548	402,747
Management fees	12,304	11,128	47,515	32,608
Incentive income	465	823	592	1,547
Interest and dividends	59,912	45,067	187,459	174,913
Reimbursement from affiliates	271	246	1,048	1,026
Reinsurance premiums	11,204	17,267	30,147	46,335
Other	3,912	2,205	8,621	5,433
Consolidated Funds revenues	1,238	1,570	5,888	9,809
Total revenue	502,920	281,135	1,623,304	1,049,443
Interest and dividends expense	61,875	43,539	187,725	168,628
Total net revenue	441,045	237,596	1,435,579	880,815
Expenses
Employee compensation and benefits	277,394	147,161	860,531	535,772
Reinsurance claims, commissions and amortization of deferred acquisition costs	12,189	18,931	33,905	44,070
Operating, general, administrative and other expenses	104,890	84,584	369,840	335,499
Depreciation and amortization expense	5,353	5,470	22,677	20,460
Goodwill impairment	—	—	—	4,100
Consolidated Funds expenses	616	2,734	5,409	8,963
Total expenses	400,442	258,880	1,292,362	948,864
Other income (loss)
Net (losses) gains on securities, derivatives and other investments	92,139	18,969	175,877	80,409
Gain/(loss) on debt extinguishment	2,719	—	2,719	—
Consolidated Funds net (losses) gains	5,034	36,827	(24,376)	58,363
Total other income (loss)	99,892	55,796	154,220	138,772
Income (loss) before income taxes	140,495	34,512	297,437	70,723
Income tax expense/(benefit)	37,784	5,238	90,373	14,853
Net income (loss)	102,711	29,274	207,064	55,870
Net income (loss) attributable to non-controlling interests in consolidated subsidiaries and funds	10,544	24,051	(9,299)	31,239
Net income (loss) attributable to Cowen Inc.	92,167	5,223	216,363	24,631
Less: Preferred stock dividends	1,698	1,698	6,792	6,792
Net income (loss) attributable to Cowen Inc. common stockholders	$90,469	$3,525	$209,571	$17,839

Earnings (loss) per share:
Basic	$3.36	$0.12	$7.54	$0.60
Diluted	$2.98	$0.11	$7.10	$0.57

Weighted average shares used in per share data:
Basic	26,934	29,046	27,790	29,525
Diluted	30,316	30,722	29,519	31,286

U.S. GAAP Financial Measures

Fourth quarter 2020 revenue was $502.9 million versus $281.1 million in the fourth quarter of 2019. Full year 2020 revenue was $1.6 billion compared to $1.0 billion in the prior year. The year-over-year increase was due primarily to increased investment banking and brokerage activity.

Fourth quarter 2020 investment banking revenues increased $163.2 million to $266.1 million. Full year 2020 investment banking revenue increased $394.5 million to $769.5 million. During full-year 2020 the Company completed 165 underwriting transactions, 74 strategic advisory transactions and 12 debt capital markets transactions.

Fourth quarter 2020 brokerage revenues increased $47.6 million to $147.5 million. Full year 2020 brokerage revenues increased $169.8 million to $572.5 million. The revenue growth was attributable to an increase in institutional brokerage, including special situations trading and electronic trading commissions, as well as an increase in institutional services, primarily prime brokerage.

Fourth quarter 2020 employee compensation and benefits expenses was $277.4 million, an increase of $130.2 million from the prior-year period. Full year 2020 employee compensation and benefits expenses was $860.5 million compared to $535.8 million in the prior year. The year-over-year increase was due primarily to higher total revenues resulting in a higher compensation and benefits accrual.

Fourth quarter 2020 income tax expense was $37.8 million compared to $5.2 million in the prior-year quarter. Full year 2020 income tax expense was $90.4 million compared to $14.9 million in the prior year. The year-over-year change was primarily attributable to the increase in the Company's income before income taxes.

Fourth quarter 2020 total expenses totaled $400.4 million, an increase of $141.6 million from the prior-year period. Full year 2020 total expenses totaled $1.3 billion, compared to $948.9 million in the prior year. The year-over-year increase was due to higher compensation expenses and higher non-compensation expenses associated with increased investment banking and brokerage activity, partially offset by a reduction in marketing and business development expenses.

Fourth quarter 2020 net income attributable to common stockholders was $90.5 million compared to $3.5 million in the fourth quarter of 2019. Full-year 2020 net income attributable to common stockholders was $209.6 million compared to net income of $17.8 million in the prior year.

Non-GAAP Financial Measures
Throughout this press release, the Company presents supplemental financial measures that are not prepared in accordance with U.S. GAAP. These non-GAAP financial measures include (i) Economic Income (Loss), (ii) Economic Operating Income (Loss), (iii) Economic Proceeds and related components, (iv) Net Economic Proceeds and related components (v) Economic Expenses and related components and (vi) related per share measures. The Company believes that these non-GAAP financial measures, viewed in addition to, and not in lieu of, the Company’s reported US GAAP results, provide useful information to investors and analysts regarding its performance and overall results of operations as it presents investors and analysts with a supplemental operating view of the Company’s financials to help better inform their analysis of the Company’s performance.
These Non-GAAP financial measures are an integral part of the Company’s internal reporting to measure the performance of its business segments, allocate capital and other strategic decisions as well as assess the overall effectiveness of senior management. The Company believes that presenting these non-GAAP measures may provide expanded transparency into the Company’s business operations, growth opportunities and expense allocation decisions.
The Company’s primary non-GAAP financial measures of profit or loss are Economic Income (Loss) and Economic Operating Income (Loss). Economic Income (Loss) is a pre-tax measure that (i) includes management reclassifications which the Company believes provides additional insight on the performance of the Company’s core businesses and divisions (ii) eliminates the impact of consolidation for Consolidated Funds and excludes (iii) goodwill and intangible impairment (iv) certain other transaction-related adjustments and/or reorganization expenses and (v) certain costs associated with debt. Economic Operating Income (Loss) is a similar measure but before depreciation and amortization expenses. The Company believes that these non-GAAP financial measures provide analysts and investors transparency into the measures of profit and loss management uses to evaluate the financial performance of and make operating decisions for the segments including determining appropriate compensation levels. Additionally, the measures provide investors and analysts with additional insight into the activities of the Company’s core businesses, taking into account, among other things, the impact of minority investment stakes, securities borrowing and lending activities and expenses from investment banking activities on US GAAP reported results.
In addition to Economic Income (Loss) and Economic Operating Income (Loss), the Company also presents Economic Proceeds, Net Economic Proceeds, Economic Expenses, as well as their related components. These measures include management reclassifications and the elimination of the impact of the consolidation for Consolidated funds as described for Economic Income (Loss) and Economic Operating Income (Loss) described above. These adjustments are meant to provide comparability to our peers as well as to provide investors and analysts with transparency into how the Company manages its operating businesses and how analysts and investors review and analyze the Company’s and its peers’ similar lines of businesses. For example, among others, within the Company’s Op Co business segment, investors and analysts typically review and analyze the performance of investment banking revenues net of underwriting expenses and excluding the impact of reimbursable expenses. Additionally, the performance of the Company’s Markets business is typically analyzed as a unit incorporating commissions, interest from securities financing transactions and gains and losses from proprietary and facilitation trading. The Company’s investment management business performance is analyzed and reviewed by investors and analysts through investment income, incentive income and management fees. The presentation of Economic Proceeds, Net Economic Proceeds, Economic Expenses as well as their related components align with these and other examples of how the Company’s business activities and performance are reviewed by analysts and investors in addition to providing simplification related to legacy businesses and investments for which the Company maintains long-term monetization strategies . Additionally, the Company manages its operating businesses to an Economic Compensation-to-Proceeds ratio. Presentation of Economic Compensation Expense and Economic Proceeds provides transparency in addition to the Company’s US GAAP Compensation Expense.
Reconciliations to comparable US GAAP measures are presented along with the Company’s Non-GAAP financial measures. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other public companies and are not identical to corresponding measures used in our various agreements or public filings.
These Non-GAAP measures should not be considered in isolation or as a substitute for revenue, expenses, net income, operating cash flows, investing and financing activities, or other income or cash flow statement data prepared in accordance with US GAAP. As a result of the adjustments made to arrive at Economic Income (Loss) described below, Economic Income (Loss) has limitations in that it does not take into account certain items included or excluded under US GAAP, including its consolidated funds.

Fourth Quarter and Full Year Non-GAAP Financial Review

Economic Proceeds

	Three Months Ended						Twelve Months Ended
	December 31, 2020			December 31, 2019			December 31, 2020			December 31, 2019
(Dollar amounts in thousands)	Op Co	Asset Co	Total	Op Co	Asset Co	Total	Op Co	Asset Co	Total	Op Co	Asset Co	Total
Economic Proceeds
Investment banking	$254,402	$—	$254,402	$96,711	$—	$96,711	$729,180	$—	$729,180	$351,085	$—	$351,085
Brokerage	185,824	—	185,824	113,047	—	113,047	652,647	—	652,647	459,143	—	459,143
Management fees	16,430	312	16,742	10,305	187	10,492	58,154	946	59,100	40,321	1,976	42,297
Incentive income	42,606	1,769	44,375	10,603	370	10,973	83,435	1,927	85,362	44,600	1,132	45,732
Investment income (loss)	5,220	5,108	10,328	18,788	(2,178)	16,610	37,786	(8,564)	29,222	32,614	3,111	35,725
Other economic proceeds	1,073	1	1,074	490	1	491	775	5	780	5,785	58	5,843
Total: Economic Proceeds	505,555	7,190	512,745	249,944	(1,620)	248,324	1,561,977	(5,686)	1,556,291	933,548	6,277	939,825
Economic Interest Expense	6,048	1,109	7,157	6,205	1,402	7,607	24,519	5,123	29,642	22,576	5,449	28,025
Net Economic Proceeds	$499,507	$6,081	$505,588	$243,739	$(3,022)	$240,717	$1,537,458	$(10,809)	$1,526,649	$910,972	$828	$911,800

Economic Proceeds were $512.7 million versus $248.3 million in the fourth quarter of 2019, an increase of 106%. Full-year 2020 economic proceeds rose 67%.

Investment Banking Economic Proceeds were $254.4 million, up 163% versus the prior-year period, driven by stronger equity capital markets activity as well as higher-fee M&A transactions. Full-year 2020 banking proceeds rose 108%.

Brokerage Economic Proceeds of $185.8 million were up 64% versus the prior-year period, driven by strength in non-US trading, electronic trading, prime services and securities finance. Full-year 2020 brokerage proceeds rose 42%.

Management Fees Economic Proceeds rose 60% year-over-year to $16.7 million in the fourth quarter, driven by higher AUM in the sustainability strategy, private healthcare strategy and the healthcare royalties strategy. Full-year 2020 management fees rose 40%.

Incentive Income Economic Proceeds were $44.4 million in the fourth quarter of 2020, up from income of $11.0 million in the prior-year period. Fourth quarter 2020 incentive income reflects higher performance fees in the private healthcare strategy and the activist strategy. Full-year 2020 incentive income rose 87%.

Investment Income Economic Proceeds posted income of $10.3 million, versus income of $16.6 million in the prior-year period. Fourth quarter 2020 proceeds include increases in the value of investments in the private healthcare strategy, activist strategy and merchant banking portfolio, partially offset by a negative-mark-to market adjustment on Cowen's Nikola holdings, which were substantially reduced during the quarter. Full-year 2020 investment income economic proceeds declined 18%.

Fourth Quarter and Full Year Non-GAAP Financial Review (continued)
Economic Expenses

	Three Months Ended						Twelve Months Ended
	December 31, 2020			December 31, 2019			December 31, 2020			December 31, 2019
(Dollar amounts in thousands)	Op Co	Asset Co	Total	Op Co	Asset Co	Total	Op Co	Asset Co	Total	Op Co	Asset Co	Total
Economic Expenses
Compensation & Benefits	$278,273	$1,674	$279,947	$145,875	$687	$146,562	$860,753	$3,767	$864,520	$532,468	$5,070	$537,538
Non-Compensation Expenses	83,976	(46)	83,930	72,997	1,311	74,308	312,173	350	312,523	294,614	3,924	298,538
Depreciation & Amortization	5,900	5	5,905	5,447	6	5,453	22,655	22	22,677	20,403	36	20,439
Non-Controlling Interest	1,308	—	1,308	1,852	—	1,852	6,892	—	6,892	4,796	—	4,796
Total: Economic Expenses	$369,457	$1,633	$371,090	$226,171	$2,004	$228,175	$1,202,473	$4,139	$1,206,612	$852,281	$9,030	$861,311

Economic Compensation Expenses expense was $279.9 million compared to $146.6 million in the fourth quarter of 2019. The increase was due to higher revenues offset only partially by a lower economic compensation-to-proceeds ratio. The fourth quarter 2020 economic compensation-to-proceeds ratio was 54.6%, down from 56.1% in 3Q20 and down from 59.0% in 4Q19. Full-year 2020 compensation-to-proceeds ratio was 55.6%, down from 57.2% in full-year 2019.

Economic Non-compensation Expenses Fourth quarter 2020 fixed non-compensation expenses increased $3.5 million from the prior-year period to $39.8 million. The increase was due in part to higher service fees offset only partially by reduced office service expenses. Variable non-compensation expenses were $44.1 million, up from $38.0 million in the fourth quarter of 2019. The increase is related in part to higher brokerage and trade execution costs due to increased volumes, partially offset by lower travel, entertainment and business development expenses. Full-year 2020 non-compensation-to-proceeds ratio was 20.1%, down from 31.8% in full-year 2019.

Economic Income and Economic Operating Income

	Three Months Ended						Twelve Months Ended
	December 31, 2020			December 31, 2019			December 31, 2020			December 31, 2019
(Dollar amounts in thousands)	Op Co	Asset Co	Total	Op Co	Asset Co	Total	Op Co	Asset Co	Total	Op Co	Asset Co	Total
Economic Income (loss) *	$128,607	$4,193	$132,800	$16,193	$(5,349)	$10,844	$329,381	$(16,136)	$313,245	$53,257	$(9,560)	$43,697
Add: Depreciation & amortization	5,900	5	5,905	5,447	6	5,453	22,655	22	22,677	20,403	36	20,439
Economic Operating Income (Loss)	$134,507	$4,198	$138,705	$21,640	$(5,343)	$16,297	$352,036	$(16,114)	$335,922	$73,660	$(9,524)	$64,136

Economic Income per common share	$4.24	$0.14	$4.38	$0.53	$(0.17)	$0.35	$11.16	$(0.55)	$10.60	$1.69	$(0.31)	$1.40
Economic Operating Income per common share	$4.44	$0.14	$4.58	$0.70	$(0.17)	$0.53	$11.93	$(0.55)	$11.38	$2.35	$(0.30)	$2.06

* Economic Income (loss) is net of preferred dividends

Reconciliation of US GAAP (Unaudited) to Non-GAAP Measures

The following tables reconciles total US GAAP Revenues and Other Income (Loss) to total Economic Proceeds for the three and twelve months ended December 31, 2020 and 2019:

For the three months ended December 31, 2020 (Dollar amounts in thousands)		Investment Banking	Brokerage	Management Fees	Incentive Income	Investment Income	Interest and Dividends	Reimbursement from Affiliates	Reinsurance premiums	Other revenues	Consolidated Funds Revenues	Other Income (Loss)	Total
Total US GAAP Revenues and Other Income (Loss)		$266,135	$147,479	$12,304	$465	$—	$59,912	$271	$11,204	$3,912	$1,238	$99,892	$602,812
Management Presentation Reclassifications:
Underwriting expenses	a	(6,041)	—	—	—	—	—	—	—	—	—	—	(6,041)
Reimbursable client expenses	b	(5,692)	—	—	—	—	—	(271)	—	—	—	—	(5,963)
Securities financing interest expense	c	—	958	—	—	—	(46,911)	—	—	—	—	—	(45,953)
Fund start-up costs and distribution fees	d	—	(293)	(540)	(467)	—	—	—	—	(1,773)	—	—	(3,073)
Certain equity method investments	e	—	—	3,439	6,879	—	—	—	—	—	—	(7,362)	2,956
Carried interest	f	—	—	—	37,498	—	—	—	—	—	—	(37,498)	—
Proprietary trading gains and losses	g	—	—	—	—	29,944	(4,786)	—	—	(64)	—	(39,125)	(14,031)
Insurance related activities expenses	h	—	—	—	—	—	—	—	(11,204)	(987)	—	—	(12,191)
Facilitation trading gains and losses	i	—	37,680	—	—	(19,616)	(8,215)	—	—	—	—	(11,809)	(1,960)
Total Management Presentation Reclassifications:		(11,733)	38,345	2,899	43,910	10,328	(59,912)	(271)	(11,204)	(2,824)	—	(95,794)	(86,256)
Fund Consolidated Reclassifications	l	—	—	1,539	—	—	—	—	—	(14)	(1,238)	(1,379)	(1,092)
Income Statement Adjustments
Debt extinguishment	q	—	—	—	—	—	—	—	—	—	—	(2,719)	(2,719)
Total Economic Proceeds		$254,402	$185,824	$16,742	$44,375	$10,328	$—	$—	$—	$1,074	$—	$—	$512,745

For the three months ended December 31, 2019 (Dollar amounts in thousands)		Investment Banking	Brokerage	Management Fees	Incentive Income	Investment Income	Interest and Dividends	Reimbursement from Affiliates	Reinsurance premiums	Other revenues	Consolidated Funds Revenues	Other Income (Loss)	Total
Total US GAAP Revenues and Other Income (Loss)		$102,922	$99,907	$11,128	$823	$—	$45,067	$246	$17,267	$2,205	$1,570	$55,796	$336,931
Management Presentation Reclassifications:
Underwriting expenses	a	(2,684)	—	—	—	—	—	—	—	—	—	—	(2,684)
Reimbursable client expenses	b	(10,139)	—	—	—	—	—	(274)	—	—	—	—	(10,413)
Securities financing interest expense	c	—	6,791	—	—	—	(34,984)	—	—	—	—	—	(28,193)
Fund start-up costs and distribution fees	d	—	—	(4,314)	—	—	—	—	—	(1,120)	—	—	(5,434)
Certain equity method investments	e	—	—	3,049	4,240	—	—	—	—	—	—	(5,169)	2,120
Carried interest	f	—	—	—	5,867	—	—	—	—	—	—	(5,867)	—
Proprietary trading gains and losses	g	—	—	—	—	20,934	(4,667)	—	—	(728)	—	(12,076)	3,463
Insurance related activities expenses	h	—	—	—	—	—	—	—	(17,267)	134	—	—	(17,133)
Facilitation trading gains and losses	i	6,612	6,349	—	—	(4,324)	(5,416)	—	—	—	—	(5,090)	(1,869)
Total Management Presentation Reclassifications:		(6,211)	13,140	(1,265)	10,107	16,610	(45,067)	(274)	(17,267)	(1,714)	—	(28,202)	(60,143)
Fund Consolidated Reclassifications	l	—	—	629	43	—	—	28	—	—	(1,570)	(27,594)	(28,464)
Total Economic Proceeds		$96,711	$113,047	$10,492	$10,973	$16,610	$—	$—	$—	$491	$—	$—	$248,324

Reconciliation of US GAAP (Unaudited) to Non-GAAP Measures (continued)

For the twelve months ended December 31, 2020 (Dollar amounts in thousands)		Investment Banking	Brokerage	Management Fees	Incentive Income	Investment Income	Interest and Dividends	Reimbursement from Affiliates	Reinsurance premiums	Other revenues	Consolidated Funds Revenues	Other Income (Loss)	Total
Total US GAAP Revenues and Other Income (Loss)		$769,486	$572,548	$47,515	$592	$—	$187,459	$1,048	$30,147	$8,621	$5,888	$154,220	$1,777,524
Management Presentation Reclassifications:
Underwriting expenses	a	(22,565)	—	—	—	—	—	—	—	—	—	—	(22,565)
Reimbursable client expenses	b	(17,741)	—	—	—	—	—	(1,098)	—	—	—	—	(18,839)
Securities financing interest expense	c	—	14,499	—	—	—	(142,998)	—	—	—	—	—	(128,499)
Fund start-up costs and distribution fees	d	—	(293)	(3,970)	(719)	—	—	—	—	(2,529)	—	—	(7,511)
Certain equity method investments	e	—	—	12,540	24,121	—	—	—	—	—	—	(28,346)	8,315
Carried interest	f	—	—	—	61,335	—	—	—	—	—	—	(61,335)	—
Proprietary trading gains and losses	g	—	—	—	—	42,564	(17,442)	—	—	(1,518)	—	(56,351)	(32,747)
Insurance related activities expenses	h	—	—	—	—	—	—	—	(30,147)	(3,759)	—	—	(33,906)
Facilitation trading gains and losses	i	—	65,893	—	—	(13,342)	(27,019)	—	—	—	—	(31,768)	(6,236)
Total Management Presentation Reclassifications:		(40,306)	80,099	8,570	84,737	29,222	(187,459)	(1,098)	(30,147)	(7,806)	—	(177,800)	(241,988)
Fund Consolidated Reclassifications	l	—	—	3,015	33	—	—	50	—	(35)	(5,888)	26,299	23,474
Income Statement Adjustments
Debt extinguishment	q	—	—	—	—	—	—	—	—	—	—	(2,719)	(2,719)
Total Economic Proceeds		$729,180	$652,647	$59,100	$85,362	$29,222	$—	$—	$—	$780	$—	$—	$1,556,291

For the twelve months ended December 31, 2019 (Dollar amounts in thousands)		Investment Banking	Brokerage	Management Fees	Incentive Income	Investment Income	Interest and Dividends	Reimbursement from Affiliates	Reinsurance premiums	Other revenues	Consolidated Funds Revenues	Other Income (Loss)	Total
Total US GAAP Revenues and Other Income (Loss)		$375,025	$402,747	$32,608	$1,547	$—	$174,913	$1,026	$46,335	$5,433	$9,809	$138,772	$1,188,215
Management Presentation Reclassifications:
Underwriting expenses	a	(15,067)	—	—	—	—	—	—	—	—	—	—	(15,067)
Reimbursable client expenses	b	(15,485)	—	—	—	—	—	(1,148)	—	—	—	—	(16,633)
Securities financing interest expense	c	—	22,198	—	—	—	(132,000)	—	—	—	—	—	(109,802)
Fund start-up costs and distribution fees	d	—	—	(5,500)	—	—	—	—	—	(1,123)	—	—	(6,623)
Certain equity method investments	e	—	—	12,919	19,975	—	—	—	—	—	—	(25,204)	7,690
Carried interest	f	—	—	—	23,610	—	—	—	—	—	—	(23,610)	—
Proprietary trading gains and losses	g	—	—	—	—	54,455	(24,067)	—	—	(725)	—	(44,631)	(14,968)
Insurance related activities expenses	h	—	—	—	—	—	—	—	(46,335)	2,243	—	—	(44,092)
Facilitation trading gains and losses	i	6,612	34,198	—	—	(18,730)	(18,846)	—	—	—	—	(8,662)	(5,428)
Total Management Presentation Reclassifications:		(23,940)	56,396	7,419	43,585	35,725	(174,913)	(1,148)	(46,335)	395	—	(102,107)	(204,923)
Fund Consolidated Reclassifications	l	—	—	2,270	600	—	—	122	—	15	(9,809)	(36,665)	(43,467)
Total Economic Proceeds		$351,085	$459,143	$42,297	$45,732	$35,725	$—	$—	$—	$5,843	$—	$—	$939,825

Reconciliation of US GAAP (Unaudited) to Non-GAAP Measures (continued)

The following table reconciles total US GAAP interest and dividends expense to total Economic Interest Expense for the three and twelve months ended December 31, 2020 and 2019:

		Three Months Ended December 31,		Twelve Months Ended December 31,
(Dollar amounts in thousands)		2020	2019	2020	2019
Total US GAAP Interest & Dividend Expense		$61,875	$43,539	$187,725	$168,628
Management Presentation Reclassifications:
Securities financing interest expense	c	(45,953)	(28,193)	(128,499)	(109,802)
Proprietary trading gains and losses	g	(5,700)	(4,781)	(18,849)	(21,076)
Facilitation trading gains and losses	i	(1,960)	(1,869)	(6,236)	(5,428)
Total Management Presentation Reclassifications:		(53,613)	(34,843)	(153,584)	(136,306)
Income Statement Adjustments:
Amortization of discount/(premium) on debt	m	(1,105)	(1,089)	(4,499)	(4,297)
Total Economic Interest Expense		$7,157	$7,607	$29,642	$28,025
The following tables reconcile total US GAAP Expenses and non-controlling interests to total Economic Expenses for the three and twelve months ended December 31, 2020 and 2019:

		Three Months Ended December 31, 2020				Three Months Ended December 31, 2019
(Dollar amounts in thousands)		Employee Compensation and Benefits	Non-compensation US GAAP Expenses (including Depreciation and Amortization)	Net income (loss) attributable to non-controlling interests in consolidated subsidiaries and investment funds	Total	Employee Compensation and Benefits	Non-compensation US GAAP Expenses (including Depreciation and Amortization)	Net income (loss) attributable to non-controlling interests in consolidated subsidiaries and investment funds	Total
Total US GAAP		$277,394	$123,048	$10,544	$410,986	$147,161	$111,719	$24,051	$282,931
Management Presentation Reclassifications:					—
Underwriting expenses	a	—	(6,041)	—	(6,041)	—	(2,684)	—	(2,684)
Reimbursable client expenses	b	—	(5,963)	—	(5,963)	—	(10,413)	—	(10,413)
Fund start-up costs and distribution fees	d	—	(3,073)	—	(3,073)	—	(5,434)	—	(5,434)
Certain equity method investments	e	—	2,956	—	2,956	—	2,120	—	2,120
Proprietary trading gains and losses	g	—	1,737	(10,068)	(8,331)	—	6,565	1,679	8,244
Insurance related activities expenses	h	—	(12,191)	—	(12,191)	—	(17,133)	—	(17,133)
Associated partner/banker compensation	j	2,908	(2,908)	—	—	1,054	(1,054)	—	—
Management company non-Controlling interest	k	(355)	(953)	1,308	—	(1,653)	(199)	1,852	—
Total Management Presentation Reclassifications:		2,553	(26,436)	(8,760)	(32,643)	(599)	(28,232)	3,531	(25,300)
Fund Consolidated Reclassifications	l	—	(616)	(476)	(1,092)	—	(2,734)	(25,730)	(28,464)
Income Statement Adjustments:
Acquisition adjustments	n	—	(4,282)	—	(4,282)	—	(992)	—	(992)
Goodwill and/or other impairment	o	—	(1,879)	—	(1,879)	—	—	—	—
Total Income Statement Adjustments:		—	(6,161)	—	(6,161)	—	(992)	—	(992)
Total Economic Expenses		$279,947	$89,835	$1,308	$371,090	$146,562	$79,761	$1,852	$228,175

Reconciliation of US GAAP (Unaudited) to Non-GAAP Measures (continued)

		Twelve Months Ended December 31, 2020				Twelve Months Ended December 31, 2019
(Dollar amounts in thousands)		Employee Compensation and Benefits	Non-compensation US GAAP Expenses (including Depreciation and Amortization)	Net income (loss) attributable to non-controlling interests in consolidated subsidiaries and investment funds	Total	Employee Compensation and Benefits	Non-compensation US GAAP Expenses (including Depreciation and Amortization)	Net income (loss) attributable to non-controlling interests in consolidated subsidiaries and investment funds	Total
Total US GAAP		$860,531	$431,831	$(9,299)	$1,283,063	$535,772	$413,092	$31,239	$980,103
Management Presentation Reclassifications:
Underwriting expenses	a	—	(22,565)	—	(22,565)	—	(15,067)	—	(15,067)
Reimbursable client expenses	b	—	(18,839)	—	(18,839)	—	(16,633)	—	(16,633)
Fund start-up costs and distribution fees	d	—	(7,511)	—	(7,511)	—	(6,623)	—	(6,623)
Certain equity method investments	e	—	8,315	—	8,315	—	7,690	—	7,690
Proprietary trading gains and losses	g	—	5,686	(19,584)	(13,898)	—	2,843	3,265	6,108
Insurance related activities expenses	h	—	(33,906)	—	(33,906)	—	(44,092)	—	(44,092)
Associated partner/banker compensation	j	5,377	(5,377)	—	—	3,419	(3,419)	—	—
Management company non-Controlling interest	k	(1,388)	(5,504)	6,892	—	(1,653)	(3,143)	4,796	—
Total Management Presentation Reclassifications:		3,989	(79,701)	(12,692)	(88,404)	1,766	(78,444)	8,061	(68,617)
Fund Consolidated Reclassifications	l	—	(5,409)	28,883	23,474	—	(8,963)	(34,504)	(43,467)
Income Statement Adjustments:
Acquisition adjustments	n	—	(9,098)	—	(9,098)	—	(2,608)	—	(2,608)
Goodwill and/or other impairment	o	—	(2,423)	—	(2,423)	—	(4,100)	—	(4,100)
Total Income Statement Adjustments:		—	(11,521)	—	(11,521)	—	(6,708)	—	(6,708)
Total Economic Expenses		$864,520	$335,200	$6,892	$1,206,612	$537,538	$318,977	$4,796	$861,311

Reconciliation of US GAAP (Unaudited) to Non-GAAP Measures (continued)

The following table reconciles US GAAP Net Income (loss) Attributable to Cowen Inc. Common Stockholders to Economic Income (loss) and Economic Operating Income (loss):

		Three Months Ended		Twelve Months Ended
		December 31		December 31
(Dollar amounts in thousands)		2020	2019	2020	2019

US GAAP Net income (loss) attributable to Cowen Inc. common stockholders		$90,469	$3,525	$209,571	$17,839
Income Statement Adjustments:
Income tax expense (benefit)	p	37,784	5,238	90,373	14,853
Amortization of discount (premium) on debt	m	1,105	1,089	4,499	4,297
Debt extinguishment	q	(2,719)	—	(2,719)	—
Goodwill and other impairment	o	1,879	—	2,423	4,100
Transaction-related and other costs	n	4,282	992	9,098	2,608
Economic Income (Loss)		$132,800	$10,844	$313,245	$43,697
Add back: Depreciation and amortization expense		5,905	5,453	22,677	20,439
Economic Operating Income (Loss)		$138,705	$16,297	$335,922	$64,136

The following table reconciles US GAAP Net Income (loss) Attributable to Cowen Inc. Common Stockholders Earnings Per Common Share (Diluted) to Economic Income (loss) Per Common Share (Diluted) and Economic Operating Income (loss) Per Common Share (Diluted):

		Three Months Ended		Twelve Months Ended
		December 31		December 31
(Dollars per share)		2020	2019	2020	2019

US GAAP Net income (loss) attributable to Cowen Inc. common stockholders		$2.98	$0.11	$7.10	$0.57
Income Statement Adjustments:
Income tax expense (benefit)	p	1.25	0.17	3.06	0.47
Amortization of discount (premium) on debt	m	0.04	0.04	0.15	0.14
Debt extinguishment	q	(0.09)	—	(0.09)	—
Goodwill and other impairment	o	0.06	—	0.08	0.13
Transaction-related and other costs	n	0.15	0.03	0.30	0.08
Economic income (Loss) per common share (diluted)		$4.39	$0.35	$10.60	$1.39
Add back: Depreciation and amortization expense		0.19	0.18	0.77	0.66
Economic Operating Income (Loss) per common share (diluted)		$4.58	$0.53	$11.37	$2.05

Reconciliation of US GAAP (Unaudited) to Non-GAAP Measures (continued)

Adjustments made to US GAAP Net Income (Loss) to arrive at Economic Operating Income (Loss)

Management Reclassifications
Management reclassification adjustments and fund consolidation reclassification adjustments have no effect on economic income. These adjustments are reclassifications to change the location of certain line items.
a	Underwriting expenses: Economic Income (Loss) presents investment banking revenues net of underwriting expenses.
b	Reimbursable client expenses: Economic Income (Loss) presents expenses reimbursed from clients and affiliates within their respective expense category but is included as a part of revenues under US GAAP.
c	Securities financing interest expense: Economic Income (Loss) brokerage revenues included net securities borrowed and securities loaned activities which are shown gross in interest income and interest expense for US GAAP.
d	Fund start-up costs and distribution fees: Economic Income (Loss) presents revenues net of fund start-up costs and distribution fees paid to agents.
e	Certain equity method investments: Economic Income (Loss) recognizes the Company's proportionate share of management and incentive fees and associated share of expenses on a gross basis for equity method investments within the activist business, real estate operating entities and the healthcare royalty business. The Company applies the equity method of accounting to these entities and accordingly the results from these businesses are recorded within Other Income (Loss) for US GAAP.
f	Carried interest: The Company applies an equity ownership model to carried interest which is recorded in Other Income (Loss) for US GAAP. The Company presents carried interest as incentive income for Economic Income (Loss).
g	Proprietary trading gains and losses: Economic Income (Loss) recognizes Company income from proprietary trading (including interest and dividends) for which the majority of this activity is shown in other income (loss) for US GAAP reporting.
h	Insurance related activities expenses: Economic Income (Loss) recognizes underwriting income from the Company's insurance related activities, net of expenses, within other revenue. The costs are recorded within expenses for US GAAP reporting.
i	Facilitation trading gains and losses: Economic Income (Loss) recognizes gains and losses on investments held as part of the Company's facilitation and trading business within brokerage revenues as these investments are directly related to the markets business activities.
j	Associated partner/banker compensation reclassification: Economic Income (Loss) presents certain payments to associated banking partners as compensation rather than non-compensation expenses.
k	Management company non-controlling interest: Economic income (Loss) non-controlling interest represents only operating entities that are not wholly owned by the Company. The Company also presents non-controlling interests within total expenses for Economic Income (Loss).
Fund Consolidation Reclassifications
l	The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income (Loss). Adjustments to reconcile to US GAAP Net Income (Loss) included elimination of incentive income and management fees earned from the Consolidated Funds and addition of investment fund expenses excluding management fees paid, investment fund revenues and investment income (loss).
Income Statement Adjustments
m	Economic Income (Loss) excludes the amortization of discount (premium) on debt.
n	Economic Income (Loss) excludes acquisition related adjustments.
o	Economic Income (Loss) excludes goodwill and other impairments.
p	Economic Income (Loss) excludes income taxes.
q	Economic Income (Loss) excludes gain/(loss) on debt extinguishment.

Earnings Conference Call

Management will hold a conference call today, February 11, 2021 at 9:00 am ET to discuss these results and provide an update on business conditions.

Chair and Chief Executive Officer Jeffrey M. Solomon and Chief Financial Officer Stephen A. Lasota will host the presentation, followed by a question and answer period.

U.S. dial in: (855) 760-0961
International dial-in: (631) 485-4850
Passcode: 9894979

Please call the conference telephone number at least 15 minutes prior to the start time.

The call can also be accessed through live audio webcast via this direct link:
https://edge.media-server.com/mmc/p/qyu9qc6t

A replay of the call will be available for one week beginning at 12:00 pm ET on February 11, 2021 on the Company’s website at investor.cowen.com/investor-calls or via the following numbers:

U.S. replay dial-in: (855) 859-2056
International replay dial-in: (404) 537-3406
Replay ID: 9894979

About Cowen Inc.
Cowen Inc. (“Cowen” or the “Company”) is a diversified financial services firm offering investment banking services, research, sales and trading, prime brokerage, global clearing, commission management services and investment management. Cowen focuses on delivering value-added capabilities to our clients in order to help them outperform. Founded in 1918, the Company is headquartered in New York and has offices worldwide. Learn more at Cowen.com

Investor Relations Contact:
JT Farley
(646) 562-1056
james.farley@cowen.com
Source: Cowen Inc.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements provide the Company’s current expectations or forecasts of future events. Forward-looking statements include statements about the Company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. As a result of the spread of COVID-19, economic uncertainties have arisen that have the potential in future periods to negatively impact the Company’s business, financial condition, results of operation, cash flows, strategies and prospects. The extent of the impact of COVID-19 on the Company’s operational and financial performance will depend on certain developments, including the duration and spread of the outbreak and impact on our clients, employees, vendors and the markets in which we operate our businesses, all of which are uncertain and cannot be reasonably estimated at this time. The Company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. The Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available at our website at www.cowen.com and at the Securities and Exchange Commission website at www.sec.gov. Unless required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.